EXHIBIT 99.1

                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                      AND PRINCIPAL FINANCIAL OFFICER


      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Jonathan Braun, Chief Executive Officer and Principal Financial and Accounting Officer of Medium4.com, Inc., (the "Company") has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 (the "Report").

      The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of August, 2002.



                                    /s/ Jonathan Braun
                                    ----------------------------------------
                                    Jonathan Braun,
                                    Chief Executive Officer and Principal
                                    Financial and Accounting Officer